Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Engineers Significantly Advance MotionPower™ Technology for Generating Electricity from Moving Cars

Tests of Company’s MotionPower™ technology produce important design advancements, including capacity to increase electrical power, greater durability, lower maintenance costs, and reduced size.

Burtonsville, MD – September 21, 2009 – New EnergyTechnologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that early durability tests of the Company’s MotionPower™ device for generating electricity from the movement of cars and light trucks have produced significant design and performance advancements – developments that are key to future commercial deployment of the technology.

Today’s announcement follows on the heels of the successful completion of first-ever durability tests of the MotionPower™ technology conducted during the busy Labor Day long weekend at a Burger King® drive-thru in Hillside, NJ. Data collected and analyzed from these tests have produced important advancements to the MotionPower™ technology, including a reduction in size and maintenance costs, while increasing the system’s capacity to produce electrical power.

“Our first prototype was tested at speeds below 5 mph and each car passing over the MotionPower™ device depressed a mechanical actuator, generating approximately 2,000 Watts of input power. This power was instantly captured and then converted into electricity.  New Energy’s next generation MotionPower™ system will extend the input power cycle for a longer period of time; the longer we can extend this input power cycle the more electricity the system will generate,” explained Engineer, Mr. Gerard J. Lynch, P.E. “We’re also keen to incorporate advancements related to maintenance costs, durability, size, and driver comfort – all very important to the final product.”

Among specific advancements to the Company’s next generation MotionPower™ technology for generating electricity from the motion of cars and light trucks, are:

•         Increasing the amount of electricity generated from each pass of a vehicle by making use of multiple input power mechanisms, and a novel storage system which will help to better utilize the power of each wheel’s weight, capture it and retain it for conversion to electrical energy;

•         Improving durability of the system through design modifications and materials selection;

•         New design features, mimicking the appearance and feel of a conventional speed bump/hump;

•         Reducing the length of the system to 12” from 12’ by eliminating the existing elevated ramp structures;

•         Minimizing the vertical height of the system in order to calm potential driver disruption; and reduce the rolling resistance of the device; and

•         Repositioning moving parts into a single housing unit, allowing for quicker, easier, and lower-cost maintenance.

New Energy’s MotionPower™ technology is designed to be installed in locations where vehicles are not ‘robbed’ of energy they would otherwise use to accelerate.  Instead, MotionPower™ devices convert the vehicles’ excess kinetic rolling energy not used or effectively captured (in regenerative braking systems), and creatively converts that energy into a novel alternative energy source.

Every day, millions of vehicles slow or come to a stop at toll plazas, rest areas, traffic calming areas, drive-thrus, and countless other roadway points. New Energy hopes to utilize its MotionPower™ devices make use of the energy wasted by these millions of cars, trucks, and heavy vehicles when they slow down or come to a full stop countless times throughout the day, and convert this otherwise wasted energy into valuable, clean electricity.

Once fully optimized and installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional electrical supplies for powering roadway signs, street and building lights, storage systems for back-up and emergency power, and other electronics, appliances, and even devices used in homes and businesses such as the commercial sites participating in New Energy’s durability tests.

“Our recent field tests of the MotionPower™ device have provided us with much-needed data that engineers have analyzed in order to substantially improve upon the design, functionality and output capacity of our system,” stated Mr. Meetesh V. Patel, Esq., President and CEO of New Energy Technologies, Inc.

“I’m eager to complete this phase of our durability tests at commercial sites such as the Four Seasons Hotel in Washington, DC and the Holiday Inn® Express, Baltimore, MD.  Each test yields the data and real-world feedback we need in order to help engineers continue to refine our MotionPower™ technology for maximum performance and eventual commercial deployment.”

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

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No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative

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